Exhibit 10.1

FIFTH AMENDMENT TO ARRANGEMENT AGREEMENT

THIS AMENDMENT is made as of December 29, 2023

BETWEEN:

CANOPY USA, LLC, a limited liability company existing under the laws of the State of Delaware (“Canopy USA”)

- and -

CANOPY GROWTH CORPORATION, a corporation existing under the laws of Canada (“Canopy”)

- and -

ACREAGE HOLDINGS, INC., a corporation existing under the laws of the Province of British Columbia (“Acreage”)

RECITALS:

A.	Canopy USA, Canopy and Acreage are parties to an arrangement agreement (the “Arrangement Agreement”) dated October 24, 2022, as amended on March 17, 2023, May 31, 2023, August 31, 2023 and October 31, 2023; and

B.	Canopy USA, Canopy and Acreage wish to amend certain terms of the Arrangement Agreement, in accordance with Section 9.1 of the Arrangement Agreement, as provided in this Amendment.

THEREFORE, in consideration of the mutual covenants contained herein (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

Article 1
Interpretation

1.1	Definitions

Capitalized terms used but not defined in this Amendment have the meanings given to them in the Arrangement Agreement.

1.2	Interpretation not Affected by Headings

The division of this Amendment into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment. Unless the contrary intention appears, references in this Amendment to an Article, Section, subsection or paragraph or both refer to the Article, Section, subsection or paragraph, respectively, bearing that designation in this Amendment.

1.3	Number and Gender

In this Amendment, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender shall include all genders.

Article 2
amendments

2.1	Amendments to the Arrangement Agreement

(1)	The definition of “Exercise Outside Date” at Section 1.1 of the Arrangement Agreement is deleted, and replaced with the following:

“Exercise Outside Date” means March 31, 2024 or such later date as may be agreed to in writing by the Parties.

Article 3
General Provisions

3.1	Confirmation

The Arrangement Agreement, as amended hereby, remains in full force and effect. Provisions of the Arrangement Agreement that have not been amended or terminated by this Amendment remain in full force and effect, unamended. All rights and liabilities that have accrued to any Party under the Arrangement Agreement up to the date of this Amendment remain unaffected by this Amendment.

3.2	Arrangement Agreement Provisions

The provisions of Article 9 of the Arrangement Agreement shall apply, mutatis mutandis, to this Amendment.

3.3	Counterparts, Execution

This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Amendment, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

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IN WITNESS WHEREOF Canopy USA, Canopy and Acreage have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

CANOPY USA, LLC

By:	/s/ David Klein
	Name:	David Klein
	Title:	Authorized Signatory

CANOPY GROWTH CORPORATION

By:	/s/ Christelle Gedeon
	Name:	Christelle Gedeon
	Title:	Chief Legal Officer

ACREAGE HOLDINGS, INC.

By:	/s/ Dennis Curran
	Name:	Dennis Curran
	Title:	Chief Executive Officer

[Signature Page to Amendment to Arrangement Agreement]